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                               Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS, that I, Paul G. Chrysson, a director of Boddie-Noell Properties, Inc. (the "Company") hereby severally constitute
D. Scott Wilkerson and Philip S. Payne and each of them singly, my true and lawful attorney with full power to them, and each of them singly, to sign for me and in my name in my capacity as a director of the Company, the Registration Statement (File No. 333-39803) with which this power of attorney is filed, any and all amendments to said Registration Statement, any and all Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), that relate to this Registration Statement, and generally to do all such things in my name and my capacity as a director to enable the Company to comply with the provisions of the Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or any of them, to said Registration Statement or Registration Statement filed pursuant to Rule 462(b) and any and all amendments thereto.

                                         /s/ Paul G. Chrysson
                                         ----------------------------
                                         Paul G. Chrysson, Director